UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                     FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): August 2, 1999

                         Commission File Number: 0-13628
                        _________________________________

                             TRIDON ENTERPRISES, INC.
              (Exact name of registrant as specified in its charter)


Colorado                                                             13-3183646
(State or other jurisdiction of                                (I.R.S. employer
 incorporation or organization)                          identification number)

345 North Maple Drive #284, Beverly Hills  CA.                            90210
(Address of principal executive offices)                             (Zip code)

               Registrant's telephone number, including area code:
                                  (310) 858-7123

                      Name and Address for Agent of Service:
     Warren Soloski, 11300 W. Olympic Blvd, Suite 800, Los Angeles, CA  90064

                                  (310) 477-9742

ITEM 4.  SIGNIFICANT EVENTS.

     On August 2, 1999, Tridon Enterprises, Inc. (the "Company") entered into an agreement of reorganization with Satellite Link Communications, Inc., a California Corporation, pursuant to which ("SLC") will be acquired by the Company in accordance with the laws of the State of Incorporation of the Company and in full compliance with the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "IRC"). The acquisition will result in SLC becoming a wholly-owned subsidiary if the Company. The assets of SLC are composed of telecommunications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements and Sales Agreements with all customers with the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, and other assets of SLC.

     To accomplish the acquisition, the Company intends to issue shares of its voting common stock to the shareholders of SLC in exchange of all of the issued and outstanding shares of common stock of SLC. SLC shall receive that number of shares of common stock of the Company following the merger that will result in SLC owning ninety five percent (95%) of the issued and outstanding shares of the Company following the acquisition.

     The Company intends to retire its Series A Preferred Stock prior to the acquisition in exchange for shares of its voting common stock such that the Company shall have no outstanding Series A Preferred Stock at the date set for the closing of the acquisition. The preferred and common stock shareholders of the Company shall receive that number of shares following the merger that will result in all of the Company's existing shareholders (including those persons whose preferred stock has been converted) owning five percent (5%) of the issued and outstanding shares of the Company following the acquisition.

     As of the date of this filing, the authorized capitalization of the Company consists of 100,000,000 shares of Common Stock, with a par value of $.001 per share and there are 66,000,000 shares issued and outstanding. The Company also has 20,000,000 shares of Convertible Preferred Stock, with a par value of $.001 per share, of which 83,300 shares are issued and outstanding as of this date of this filing.

     The Reorganization Agreement requires that the Company cause a 1 for 20 reverse stock split to occur prior to the Closing and that the Shareholders approve the same at the next annual meeting which is scheduled for October 15, 1999. To that end, the company is presently preparing in proxy statement for delivery to shareholders of record following receipt of approval of the same from the Commission. Following the acquisition, the Company shall have forty million shares of common stock outstanding of which two million shall be owned by shareholders of record as of the date of the receipt of shareholder approval of the proposed acquisition.

     Following the completion of the acquisition, SLC shall become a wholly-owned subsidiary the Company and SLC shall continue to operate as a separate legal entity. SLC shall take such steps, in cooperation with the Company, as may be reasonably required to effectuate the acquisition, including the filing of all required documents with the Secretary of State for the State of
California.    Following the consummation of the acquisition, the Officers and the Directors of the Company shall be reconstituted and those individuals not remaining shall resign and shall tender their written resignations to the Company. Following the receipt of shareholder approval of the acquisition, the shareholders of the Company shall elect a new board of directors. This is scheduled for the next shareholder meeting and shall be included in the proxy materials the Company will file shortly with the Commission.

     The proposed acquisition is subject to certain condition precedents and the completion of certain items of due diligence as between the Company and SLC. To accomplish, the Company and SLC will permit their authorized representatives to have full access to the premises and books, files and records of each other at any reasonable time and in any reasonable manner, and will furnish each other at such time such financial and operating data and other information with respect to its business and properties as each shall reasonably request so that the due diligence and pre-acquisition contingencies can completed.

     The Company and SLC will each be required to provide appropriate opinions of counsel with respect to the acquisition and the transfers contemplated in connection therewith. To that end, counsel to the Company and counsel to SLC have prepared a definitive agreement which was executed by the Company and SLC on August 2, 1999.

     The Company anticipates the completion of the acquisition with SLC to be completed on or before October 15, 1999. However, both the Company ad SLC have agreed that this date may be extended by mutual consent of parties.

     A true and correct copy of the Reorganization Agreement is filed by Registrant in this Form 8-K filing.


                                   TRIDON ENTERPRISES, INC.


DATED:  August 6, 1999          By:  /s/ Kevin Welch
                                   KEVIN WELCH, ACTING CHIEF EXECUTIVE OFFICER

     FORM 8-K CURRENT REPORT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this Current Report pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


Exhibit Number           Description                             Numbered Page
--------------           -----------                             -------------

2.                       Plan of Reorganization Agreement             4

                       PLAN OF REORGANIZATION AGREEMENT

     THIS PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 2nd day of August, 1999, by and between SATELLITE LINK COMMUNICATIONS, INC., a California Corporation (the "Company"), EF INVESTMENT TRUST, a California Trust, NABIL BADER, NANCY RUFFING, SLC TRUST and 5TH AVENUE INVESTMENT TRUST III, a California Trust and TERRY A. ICKOWICZ (hereinafter referred to as the "Shareholders" and individually as a "Shareholder") and Tridon Enterprises, Inc., a Colorado corporation (hereinafter referred to as "TEI").

                               R E C I T A L S:

     The Shareholders own all of the outstanding stock of the Company. The Company holds certain valuable contract rights with respect to telecommunications related Termination Agreements, Private Line Agreements, Minute Purchase Agreements, Time Marketing Agreements and Sales Agreements with all customers with the Peoples Republic of China, Taiwan, the Republic of the Philippines, Clarion Global Communications, and others. In addition, the Company has certain valuable rights related to real property located in the City of Carson, State of California. TEI desires to acquire from the Shareholders, and the Shareholders desire to transfer to TEI, all of the issued and outstanding stock of the Company solely in exchange for whole shares of TEI's voting Common Stock on the terms and conditions hereinafter set forth. TEI, the Shareholders and the Company believe that it would be in their mutual best interests and in the best interest of the shareholders of TEI for TEI so to acquire all of the issued and outstanding stock of the Company. TEI, the Shareholders and the Company desire to adopt a Plan of Reorganization in accordance with the provisions of Section 354 and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, on the terms and conditions hereinafter set forth.

                               A G R E M E N T:

     NOW, THEREFORE, in consideration of the premises and the warranties and mutual covenants set forth herein, the parties hereto agree as follows:

     A. Adoption of Plan. TEI, the Shareholders and the Company hereby adopt this Plan of Reorganization.

          1.1. Reorganization of Company and TEI. At the Closing Date, the Company shall be become a subsidiary of TEI (the "Reorganization"). TEI shall be the parent corporation and the Company shall be a wholly owned subsidiary of
TEI.   The corporate existence of the TEI shall continue to operate for the purposes set forth in TEI's Articles of Incorporation and continue to be governed by the laws of the State of Colorado. The corporate existence of the Company shall continue to operate for the purposes set forth in the Company's Articles of Incorporation and continue to be governed by the laws of the State of California.

          1.2. Articles of Incorporation of TEI. At the Closing Date, the Articles of Organization of TEI as in effect immediately prior to the effective time of the Reorganization shall be the Articles of Organization immediately after such effective time.

          1.3. Articles of Incorporation of the Company. At the Closing Date the Articles of Organization of the Company as in effect immediately prior to the effective time of the Reorganization shall be the Articles of Organization immediately after such effective time.

          1.4. Effective Time of Reorganization. The Reorganization shall become effective on the Closing Date. The Reorganization Agreement shall be filed with the Secretary of State of the States of California and Colorado, respectively, as soon as practicable.

          1.5. Exchange and Payment of Shares of Company. Each share of the Company stock outstanding on the Closing Date shall be transferred to TEI and TEI shall concurrently issue its common stock to the Shareholders.

          1.6 Execution of Further Documents By Company. From time to time as and when requested by TEI and to the extent permitted by law, the officers and directors of the Company in office shall and will execute and deliver such other instruments and will take or cause to be taken such further or other actions as shall be necessary in order to consummate and otherwise to carry out the purpose of this Agreement.

          1.7 Execution of Further Documents By TEI. From time to time as and when requested by the Company and to the extent permitted by law, the officers and directors of TEI in office shall and will execute and deliver such other instruments and will take or cause to be taken such further or other actions as shall be necessary in order to consummate and otherwise to carry out the purpose of this Agreement.

     2. Actions At the Closing. Subject to the terms and conditions hereof and in exchange for the consideration hereinafter set forth, the parties hereto agree to consummate the following transactions at a closing (hereinafter called the "Closing") to be held as set forth in Section 3 hereof):

          2.1 Conversion of Preferred Stock of TEI. Prior to the Closing Date, TEI shall cause all of its Series A Preferred Stock to either be canceled or to be exchanged for its pre-reorganizational voting stock such that TEI shall have no issued and outstanding Series A Preferred Stock at Closing Date.

          2.2 Reverse Stock Split of TEI Stock. Prior to the Closing Date, TEI shall cause a reverse stock split to be effectuated at a rate to be determined by TEI and the Company such that at the Closing Date the Series A Preferred Stock and common stock shareholders of TEI shall receive that number of shares following the merger that will result in all of TEI's existing shareholders (including those persons whose preferred stock has been converted) owning five percent (5%) of the issued and outstanding shares of TEI following the reorganization. Immediately following the Closing Date the capital stock of TEI will consist of 40,000,000 shares of the issued and outstanding common stock to be owned as follows:

               a.   Shareholders:       38,000,000
               b.   TEI Insiders(1) and
               c.   TEI Shareholders:    2,000,000
                                        ----------
                    Total               40,000,000

     (1) The number of shares to be provided to all existing shareholders, option holders, insiders and persons holding convertible securities will be four million (4,000,000) shares of voting common stock. The shares will be distributed pro rata based upon the number of shares held by a particular bears to the total number of shares issued and outstanding after taking into consideration the exercise of all options, warrants and convertible preferred shares.


          2.3 Transfer of Stock of the Company. The Shareholders agree to transfer to TEI certificates, duly endorsed to TEI or with Assignments of Stock attached thereto duly endorsed to TEI by the Shareholders, representing the shares of Common Stock, without par value, of the Company presently issued and outstanding and owned of record by the Shareholders. The certificates representing the shares of Common Stock of the Company to be delivered to TEI hereunder shall not contain any restrictive legends on their face other than a legend stating that the securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any relevant state securities laws. For convenience, the shares of stock to be transferred to TEI at the Closing are sometimes referred to hereafter as the "Company Common Stock." TEI hereby acknowledges that the certificates have been reissued to eliminate prior restrictions against transfer which restrictions TEI understands to have been eliminated in accordance with applicable law.

          2.4 Delivery of TEI Stock. In exchange for the Company Common Stock delivered to TEI at the Closing, TEI agrees to deliver to the Shareholders, pro rata according to their ownership of Company Common Stock, certificates representing that number of shares which, after taking into consideration all of the issued and outstanding shares of TEI stock at the Closing will result in the Shareholders owning ninety-five percent (95%) of the issued and outstanding shares of the authorized and issued shares of TEI Common Stock, $.01 par value. Such shares of TEI Common Stock will evidence ownership in TEI after taking into account the TEI reverse stock split and conversion of Series A Preferred Stock referred to in Section 2.1 hereof.

          2.5 Officers and Directors Of The Company After Reorganization. The officers and directors of the Company shall continue following the reorganization until the election of their successors.

          2.6  Officers and Directors Of TEI After Reorganization.

     Immediately after the Closing Date, the following persons shall serve as the officers of TEI following the Reorganization:

     Chief Executive Officer:      Nancy Ruffing

     President                     Nancy Ruffing

     Chief Operating Officer       Nabil Bader

     Secretary                     Nabil Bader

     Treasurer                     Nabil Bader

The existing officers of TEI shall, to the extent not remaining as an officer of TEI following the Reorganization, tender their written resignations to TEI no less than three (3) business days prior to the Closing Date (as defined in Section 3 hereof), whereby each of said persons designated by TEI resigns as an officer.

Immediately after the Closing Date, the following persons shall serve as the Directors of TEI following the Reorganization:


                               Mr. Kevin Welsh

                            Mr. Emilio Francisco

                              Ms. Nancy Ruffing

                               Mr. Nabil Bader

                              Mr. Melvin Weiss

The existing directors of TEI shall, to the extent not remaining as a director of TEI following the Reorganization, tender their written resignations to TEI no less than three (3) business days prior to the Closing Date (as defined in Section 3 hereof), whereby each of said persons designated by TEI resigns as a director.

     3. The Closing. The Closing hereunder shall take place at the offices of TEI on September 15, 1999, at 10:00 a.m., or such other date as the parties hereto may specify (the "Closing Date"). In no event shall the Closing occur until such time as TEI shall have received approval from its existing shareholders to the terms and conditions of this reorganization pursuant to proper shareholder solicitation and duly held meeting in accordance with the requirements of the Colorado corporation law and the statutes, rules and regulations of the Securities and Exchange Commission.

     4. Representations and Warranties of the Company. The Company hereby represent and warrant to the best of its knowledge and belief as follows:

          4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all necessary corporate power and authority to own its properties and to conduct its business as now owned and conducted by it and is duly qualified to transact intrastate business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification except, however, it has not filed any certificate of assumed name or similar notice. The Company has not received a currently effective notice or other currently effective communication from any governmental body or agency to the effect that it should be qualified to do intrastate business in any other jurisdiction.

          4.2 Capitalization. The authorized capitalization of the Company consists solely of Ten Million shares of Common Stock, without par value per share, of which ten million shares are issued and outstanding and owned by the Shareholders as follows:

NAME OF SHAREHOLDER                     NUMBER OF SHARES
-------------------                     ----------------

EF INVESTMENT TRUST                     1,333,333

Nabil Bader                             1,333,333

Nancy Ruffing                           1,333,334

Terry A. Ickowicz                         300,000

5th Avenue Investment Trust               300,000

Reserved                                5,400,000

Total                                  10,000,000

All of such issued and outstanding shares of Common Stock have been duly issued and are fully paid and non-assessable. On the Closing Date, there will be no subscriptions, options, warrants, rights, or other agreements outstanding provided for the purchase of, nor any securities convertible into, capital stock or any other security of the Company.

          4.3 Subsidiaries. Except as set forth in Schedule 4.3, the Company does not own, directly or indirectly, any debt (other than accounts and notes receivables arising in the ordinary course of business), equity or other interest in any other corporation, business trust, joint stock company, partnership, association or other business entity.

          4.4 Financial Statements. Attached hereto as Schedule 4.4, and incorporated herein by this reference, are the following unaudited internally prepared financial statements: (i) a balance sheet of the Company as of July 30, 1999, together with the related Statement of Income and Retained Earnings for the twelve (12)-month period then ended; and (ii) a balance sheet of the Company as of July 30, 1999 (the "Balance Sheet Date"), together with the related Statement of Income and Retained Earnings for the approximate five (5)- month period then ended (the "Financial Statements"). The foregoing Financial Statements (which have not been prepared in accordance with generally accepted accounting principles, and, therefore, do not include footnote disclosures) have been prepared from the books and records of the Company on a consistent basis throughout the period indicated and on a basis consistent with the prior years. The Shareholders believe the Financial Statements to be accurate in all material respects except as stated in Schedule 4.4 and except for (a) failure to accrue vacation pay, (b) the failure to disclose deferred tax liabilities due to timing differences, and (c) the failure to capitalize leases.

          4.5 Absence of Certain Changes. Since the Balance Sheet Date, there has not occurred (a) any net material adverse change in the assets, liabilities, capitalization, condition (financial or otherwise), business or prospects of the Company, (b) any damage, destruction or loss having a material adverse effect on the assets, condition (financial or otherwise), business or prospects of the Company, or (c) any event or condition, or threat thereof, which does, or reasonably might, have a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of the Company. Since said date, the Company has not directly or indirectly:

               (i)  Made any loan or advance to any person;

              (ii) Declared or paid any dividends on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock;

             (iii) Subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge;

              (iv) Sold, leased or otherwise transferred any of its assets other than in the ordinary course of business;

               (v) Entered into any agreements either outside the ordinary course of business or involving consideration given by the Company in amounts in excess of Five Thousand Dollars ($5,000.00), other than those described or referred to in schedules to this Agreement;

              (vi) Modified, amended or terminated any agreement, or waived or released any right, other than in the ordinary course of business or other than as contemplated by this Agreement;

             (vii) Incurred any obligation or liability for borrowed money, or incurred any other obligation or liability except in the ordinary course of business;

            (viii) Issued or sold or agreed to issue or sell any equity or debt securities;

              (ix) Increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of its officers or directors (except for payments of reimbursable expenses; or

               (x) Agreed to do any of the things described in the preceding clauses (i) through (ix).

          4.6 Accounts Receivable. Attached hereto as Schedule 4.6, and incorporated herein by this reference is a correct and complete aging of all accounts receivable of the Company as at the Balance Sheet Date. Such accounts receivable, as well as all accounts receivable of the Company arising between that date and the Closing Date, are and will be valid and enforceable, incurred in the ordinary course of business, and payable to and collectible in full by the Company, or its successor in interest, on demand when due without any set-off or counterclaim or any reduction (directly or indirectly) for any payment, credit or allowance made or given by reason of return of defective merchandise or otherwise and without suit or other collection efforts, except to the extent of reserves for bad accounts set up by the Company on its books and records in a manner consistent with the manner in which the reserve for such purpose reflected in the Financial Statements was established. The accounts receivable of the Company on the Closing Date will be the same as set forth in said schedule, except for additions and reductions thereof made in the ordinary course of business since the Closing Date.

          4.7 Inventory. Except as otherwise disclosed in this Agreement, the Company has good and marketable title to all of its inventories, free and clear of all liens (except to the extent of customer advances), leases, encumbrances, equities, conditional sales contracts, security interests, charges and restrictions (except for liens, if any, for personal property taxes not delinquent). All inventories reflected in the Financial Statements are based on quantities determined by physical inventories taken as of the Balance Sheet Date, valued at cost and on a basis consistent with that of prior practice. The values recorded in the Financial Statements for inventories of raw materials do not, to a material extent, include any obsolete or unsalable items.

          4.8 Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, local and foreign tax returns required by law. Such returns were correct and complete, and the Company has paid the taxes due and payable in connection therewith. The federal income tax returns of the Company have not been audited by the Internal Revenue Service.

          4.9 Contracts and Agreements. Attached hereto as Schedule 4.9, and incorporated herein by this reference, is a true and complete list of any and all indentures, contracts, agreements, and arrangements, written and oral, or other material obligations, if any, to which the Company is, as of the date of this Agreement, a party, or by which it is bound, except those contracts and agreements which involve less than One Thousand Dollars ($1,000.00) in consideration, and except for those referred to in Schedule 4.9 hereto. Upon request of TEI, the Company will deliver to TEI at the offices of TEI its copy of any one or more of such contracts or agreements. All of the agreements and contracts listed in Schedule 4.9, are valid and binding obligations of the parties thereto in accordance with their respective terms, and there are no liabilities of the Company or any other party thereto arising from any currently asserted breach or default, prior to the date of this Agreement, of any provision of any such contract or agreement by the Company, or such party, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a material breach or default by the Company or such party under any such contract or agreement or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company or such party, except as otherwise stated in this Agreement. The Company is not a party to, nor are any of its assets bound by, any agreement which is materially adverse to its business, assets or condition (financial or otherwise).

          4.10 Real Property. Attached hereto as Schedule 4.10, and incorporated herein by this reference are: (i) a legal description of each parcel of real property leased to the Company; (ii) a list of all leases of real property under which the Company is either a lessee or lessor, including a list of lease expiration dates, options to renew and annual lease payments with respect thereto; (iii) a description of all buildings, fixtures and other improvements located on said real properties; and (iv) an indication of which of said real properties are used (listing the names of the stores located thereon), and which are not used in the conduct of the Company's business. There will be made available to TEI by Company at its offices for examination correct and complete copies of all of the leases referred to in the preceding sentence. The Company has good and marketable title to all of the leaseholds described in
Schedule 4.10, which leaseholds are free and clear of all mortgages, liens, encumbrances, leases, equities, claims, charges, easements, rights of way, covenants, conditions and restrictions, except for liens, if any, for property taxes not delinquent and except for such matters as are set forth in said Schedule (none of which matters interferes in any way with the present or intended use of any such real properties). As a whole, the buildings and improvements described in said Schedule 4.10 and used in the conduct of the Company's business are in good operating condition and repair, and the operation thereof by the Company as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation which would render inoperable any of the stores operating on such properties. All of the leases listed in said Schedule 4.10 are valid and in full force and effect, and neither party thereto is currently assented to be, or is believed to be, in default thereunder, and there does not exist any event which with notice or lapse of time or both would constitute a default. No officer, director, shareholder or employee of the Company, nor any spouse, child or other relative thereof, directly or indirectly, owns any of the real properties described in said Schedule 4.10, except to the extent indicated therein.

          4.11 Tangible Personal Property. Attached hereto as Schedule 4.11, and incorporated herein by this reference, is a correct and complete list of tangible personal property prepared jointly by the Shareholders and the Company
(i) owned by, in the possession of or used in the business of the Company having an initial cost of more than One Thousand Dollars ($1,000.00) for each item and
(ii) as to which any person other than the Company has any interest.  Schedule
4.11 identifies such person and describes the circumstances under which such property is used and describes or refers to any agreement relating to the use thereof. All such property not owned entirely by the Company is in such condition that upon the return of such property in its present condition to its owner, the Company will have discharged all of its obligations to such owner. The Company has good and marketable title to all other properties used in its business, free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except as shown on Schedule 4.11. As a whole, the tangible personal property in the possession of or used in the business of the Company is in usable condition and repair and is fit for its intended purposes.

          4.12 Intangible Personal Property. The Company owns no patents, patent licenses, patent applications, trademarks, trademark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor. The Company has not heretofore infringed and is not now infringing upon any patent, trade name, trademark, copyright or trade secret belonging to any other person, and it has not engaged in and is not now engaging in any form of unfair competition. The Company holds adequate licenses or other rights to use all trademarks, trade names, copyrighted material, and other intangible personal property necessary to the conduct of its business as presently operated by it, and such use does not conflict with any rights of others. The Company has not received any notice of infringement or other complaint that its operations traverse or infringe the rights of others under patents, trademarks, trade names, copyrights or otherwise.

          4.13 Insurance. Attached hereto as Schedule 4.13, and incorporated herein by this reference, is a correct and complete list and description of all insurance policies owned by the Company, all of which are in full force and effect in the amounts set forth and described in said schedule in accordance with the terms of such policies. Such insurance policies cover the Company's properties and assets in amounts and against such losses and risks as are generally maintained for comparably situated businesses and properties. Upon the request of TEI, the Company will deliver to TEI at its offices a true copy of any of such insurance policies. Such insurance will be kept in full force and effect until the Closing Date.

          4.14 Labor, Benefit and Employment Agreements.  Attached hereto as
Schedule 4.14, and incorporated herein by this reference, is a correct and complete list of all current employment agreements, collective bargaining and other labor agreements, and pension, bonus, profit sharing, stock option, deferred compensation, stock purchase, retainer, consulting, retirement, welfare, incentive or fringe benefit plans or agreements to which the Company is a party or by which it is bound. No party to any such agreement or arrangement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or other would constitute such default. The Company will deliver to TEI at the offices of TEI upon request correct and complete copies of (i) all of the agreements, plans and programs listed in said
Schedule 4.14, (ii) any descriptive literature concerning any of such agreements, plans and programs which have been or are available for distribution to the employees of the Company, (iii) all approvals of any of such agreements, plans or programs which have been obtained from the Internal Revenue Service,
(iv) the most recent valuation and list of assets contained in any trust funds with respect to such agreements, plans and programs, (v) the most recent actuary report (including method of funding, actuarial assumptions and amounts of past service liability) with respect to any such agreements, plans and programs and
(vi) copies of the latest reports, if any, prepared by the Company and filed with the United States Department of Labor. There is not pending or threatened any labor dispute, strike or work stoppage by Company's employees which may disrupt the continued operation of the Company.

          4.15 Employees, Officers and Directors. Attached hereto as Schedule 4.15, and incorporated herein by this reference, is a correct and complete list of all salaried employees of the Company whose current rate of remuneration (including wages and fringe benefits having ascertainable monetary value) from the Company in the aggregate is Ten Thousand Dollars ($10,000.00) or more per year; except as set forth in said Schedule 4.15, the Shareholders have no information or facts indicating that any such employee intends to terminate his employment relationship with the Company. Schedule 4.15 also lists job titles and wage rates of all other employees of the Company. Said Schedule 4.15 also contains a correct and complete list of all commission salesmen and manufacturer's representatives of the Company, naming each and setting forth the gross salary and the commission paid to each in respect of the prior fiscal year of the Company, and the rate of salary and commission payable to each. Said
Schedule 4.15 also contains a correct and complete list of all of the officers and directors of the Company and the rate of compensation payable to each such person in any and all capacities.

          4.16 Litigation. Except as set forth in Schedule 4.16, attached hereto and incorporated herein by this reference, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against or otherwise affecting the Company or any of its assets; except as set forth in said Schedule 4.16, no such action is pending or threatened against the Company or any of its Shareholders, officers, directors or employees with respect to any matter arising out of the business of the Company or in connection with its affairs. To the best knowledge and belief of the Shareholders, no event or events have occurred which would give rise to an action described in this Section 4.16. Except as set forth in said Schedule 4.16, there will not result any material adverse change in the assets, liabilities, condition (financial or otherwise), business or prospects of the Company if any of the matters listed in said Schedule 4.16 is decided adversely to the Company or its interests. There will be furnished or made available to TEI upon request copies of all relevant court papers and other documents relating to the matters set forth in said Schedule. The Company is not presently engaged in or contemplating any legal action to recover claims for monies due to it or damages sustained by it except as indicated in said Schedule
4.16. The Company is not a party to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, except as set forth in said Schedule.

          4.17 Business Operation. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its businesses; such licenses, permits and other governmental authorizations are in full force and effect; and the Company is in all material respects complying therewith. The Company's business is currently being conducted in compliance with the laws of all jurisdictions and localities where such business is conducted and to the best of the Shareholders' knowledge, there is not pending any legislation which would require the Company to alter the nature of its business or spend more than Ten Thousand Dollars ($10,000.00) on capital improvements or alterations.

          4.18 Accounts Payable. Attached hereto as Schedule 4.18 is a true and correct list of all accounts payable as of the Balance Sheet Date under which the Company is or will become obligated to pay setting forth the age of each account. Since the Balance Sheet Date, all of the Company's accounts payable are trade payables arising in the ordinary and usual course of its business.

          4.19 Indebtedness. No event has occurred which accelerates or which entitles, or would on notice or lapse of time or both entitle, the holder of any indebtedness of the Company to accelerate the maturity of any indebtedness or obligation of the Company, and there is no default under any promissory note given by the Company or under any mortgage, deed of trust or other encumbrance or charge to which any of the property of the Company is subject.

          4.20 Indebtedness to Officers, Directors and Shareholders. The Company is not indebted to any Shareholder or to any officer or director of the Company or to their respective spouses, children or other blood relatives in any amount whatsoever other than for payment of salaries or other compensation for services rendered and reasonable travel expenses not delinquent.

          4.21 Minute Books. The corporate minute books of the Company contain a record of all meetings of directors and Shareholders for which written minutes were prepared. Consistent with its past practice, Bylaws and customs, the Company holds many meetings of directors and/or shareholders for which no formal minutes have been prepared.

          4.22 Ownership of Company Common Stock. On the date of this Agreement, the Shareholders own, of record and beneficially, all of the outstanding shares of Company Common Stock. Each Shareholder now has, and on the Closing Date will have, (i) valid marketable title to the Company Common Stock agreed to be transferred by him to TEI, free and clear of all liens, encumbrances, equities, community property interests, and claims whatsoever, and
(ii) full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such stock hereunder; the certificates for such stock are genuine, and no Shareholder has any knowledge of any fact which would impair the validity thereof. Upon delivery of such stock hereunder and payment therefor pursuant hereto, TEI will acquire valid marketable title to one hundred percent (100%) of the outstanding capital stock of the Company free and clear of any voting trust or other arrangements, liens, encumbrances, equities, community property interests and claims whatsoever.

          4.23 Company's and Shareholders' Authority. At the execution of this Agreement by the Shareholders and the Company and its delivery of TEI and the consummation by each Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action and no further authorization will be necessary on the part of the Company or any Shareholder for the execution, delivery, performance or consummation of this Agreement. No approval of any federal, state or local authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by any Shareholder and the Company or the consummation by any Shareholder of the transactions contemplated hereby. This Agreement is a valid and binding agreement of each Shareholder and the Company in accordance with its terms.

          4.24 Violation of Other Instruments. Except as set forth in Schedule 4.24, incorporated herein by this reference, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any term or provision of or constitute a default, or an event which, with notice or lapse of time or both, would constitute a default, under the Articles of Incorporation or the Bylaws of the Company or under any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, instrument or other agreement to which the Company is a party or by which the Company or any of its properties is a party or constitute an event which would permit any party to any such agreement to terminate such agreement or to accelerate the maturity of any indebtedness or other obligation evidenced by or incurred pursuant to such agreement or result in the creation or imposition of any lien, charge or encumbrance upon any asset of the Company.

          4.25 Interest in Creditors. Except as set forth on Schedule 4.25, no Shareholder, nor his spouse, nor any child or parent of any Shareholder, has any direct or indirect material interest in any creditor, competitor, supplier (including lessors) or customer (including lessees) of the Company. For the purposes of this Section 4.25, no interest shall be considered material if it represents less than one percent (1%) of a class of the outstanding securities or interests of such creditor, competitor, supplier or customer or less than a one percent (1%) interest in the profits, losses or capital of such entity.

          4.26 Conformity to Law. None of the contracts described or referred to in the Schedules to this Agreement are in violation of any applicable provisions of federal, state or local law.

          4.27 Absence of Undisclosed Liabilities. Except to the extent reflected in the Schedules attached to this Agreement, the Company as of the date of this Agreement has no material liabilities or obligations of any nature, whether absolute or contingent, except those incurred since the Balance Sheet Date, in the ordinary course of business. Except as set forth in the Schedules to this Agreement, no Shareholder has any knowledge of, or any reasonable basis upon which to anticipate, the assertion against the Company, as of the date hereof, of any material liability of any nature, or in any material amount, not fully reflected or reserved against it in the Financial Statements.

          4.28 Adequacy of Representations and Warranties. None of the (i) warranties and representations made by the Shareholders herein or in the Schedules, amended Schedules, or documents related thereto, (ii) financial statements furnished by the Shareholders or the Company, or (iii) certificates or memoranda furnished by the Shareholders or the Company, or on any of their behalf, contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties of the Shareholders and the Company herein contained shall be true on and as of the Closing Date with the same effect as if made on or as of such date. The Shareholders and the Company further agree to deliver such additional information and documents to TEI as TEI may reasonably request.

     5. Covenants and Agreements of the Shareholders. In addition to their agreements elsewhere set forth in this Agreement, the Shareholders each covenant and agree with TEI as follows:

          5.1 Retention of Employees. The Shareholders, to the extent that TEI so requests prior to the Closing Date, will use their best efforts to persuade the employees of the Company to continue in their respective employment capacities after the Closing Date.

          5.2 Access to Premises and Information. Prior to the Closing Date, the Shareholders will cause the Company to permit TEI and its authorized representatives to have full access to the premises and books, files and records of the Company at any reasonable time and in any reasonable manner, and will furnish TEI at such time such financial and operating data and other information with respect to its business and properties as TEI shall reasonably request.
The Shareholders agree that any investigation or inquiry made by TEI pursuant to this Agreement shall not in any way affect or lessen the representations and warranties made by the Shareholders in this Agreement or their survival of the Closing; however, Shareholders shall have the right anytime up to Closing to amend the Schedules to their warranties and representations on the basis of the investigation and inquiry by TEI or otherwise.

          5.3 Consents. Each Shareholder shall individually, and shall cause the Company to, execute and file or join and cooperate in the execution and filing of any applications or other documents which may be necessary in order to obtain the authorization, approval or consent of any governmental body, state or federal, or any other persons, which may be required, or which TEI may reasonably request in connection with the execution of this Agreement or consummation of the transactions contemplated hereby, or in connection with any past transactions of the Company or any predecessor of the Company or the assignment of any lease, franchise, license or other intangible asset owned by the Company or used in the business of the Company.

          5.4 Approvals. At the Closing, the Shareholders will furnish to TEI copies, appropriately certified by the Company's Secretary, of the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and of the Company's Shareholders approving and authorizing the implementation of this Agreement.

          5.5 Information Kept Confidential By Shareholders. Each Shareholder agrees that he and his agents and representatives will hold in strict confidence all data and information obtained from TEI or any officer, agent or representative of TEI, whether pertaining to the financial condition, results of operations or products of TEI. If, for any reason, the transactions contemplated by this Agreement are not consummated at the Closing Date, each Shareholder will return to TEI all data, information and other written material respecting TEI obtained by him in connection with matters contemplated by this Agreement.

          5.6 Conduct of Business Prior to Closing. During the period from and after the date of this Agreement through the Closing Date, unless specifically contemplated in this Agreement, each Shareholder covenants and agrees that, without TEI's prior written consent to the contrary, he will cause the Company to operate so as:

               (a) To carry on its business in substantially the same manner as heretofore carried on, and not make any purchase, sale or lease (whether as a lessor or lessee), or enter into any agreement, or introduce any method of management or operation in respect of any such business except in the ordinary course of business and in a manner not inconsistent with prior practice and with the terms of this Agreement;

               (b) Not to declare or pay any dividend or make any distribution or payment in respect of its capital stock, nor directly or indirectly to redeem, purchase or otherwise acquire or sell any of its capital stock;

               (c) Not to acquire, sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of any fixed asset (other than inventory and work in progress, in the ordinary and usual course of business);

               (d) Not to discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) current liabilities set forth in the balance sheets included in the Financial Statements, or (ii) current liabilities incurred in the ordinary course of business since the Balance Sheet Date;

               (e) Not to change or alter the physical contents or character of any of its inventory so as to affect the nature of any of its business or result in a change of the total dollar valuation thereof as set forth on the latest balance sheet contained in the Financial Statements other than as a result of transactions in the ordinary course of business;

               (f)  Not to do any of the acts specified in Section 4.5 hereof;

               (g) To reasonably seek to maintain and preserve its business organization and goodwill intact and maintain its relationships with franchisors, suppliers, customers (including lessees), creditors, employees and others having business relationships with it;

               (h) Not to make any changes or modifications in any agreement to which it is a party or which affects it, except in the ordinary course of business or in an amount not exceeding One Thousand Dollars ($1,000.00) in any one transaction or as required by this Agreement;

               (i) To take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence, rights and franchises;

               (j) Not to make any commitment for any capital expenditures for a single item exceeding One Thousand Dollars ($1,000.00) and not to make commitments for capital expenditures exceeding Five Thousand Dollars ($5,000.00) in the aggregate;

               (k) Not to enter into any contracts, commitments or proposals for the sale or lease of any of its products or sale of any of its services which require the manufacture of new products costing in the aggregate Ten Thousand Dollars ($10,000.00) or more or any amendment or extension of any contracts, commitments or proposals for such sales or leases which require the manufacture of new products costing in the aggregate Ten Thousand Dollars ($10,000.00) or more;

               (l) Not to file any income, franchise, sales or other tax return or report without the prior reasonable opportunity for examination and approval thereof by TEI; and

               (m)  To continue to maintain its existing insurance.

               (n) Between the date of this Agreement and the Closing Date, TEI shall not issue any preferred stock nor issue any common stock.

     6. Representations and Warranties of TEI. TEI represents and warrants to the best of its knowledge and belief to the Shareholders as follows:

          6.1 Organization and Standing of TEI. TEI is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado and has full corporate power to carry on its business as now conducted and to execute, deliver and perform its obligations under this Agreement.

          6.2 Corporate Approvals. TEI has obtained all necessary authorization and approvals required for the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder. Following the execution of this Agreement, TEI shall seek shareholder approval of the terms and conditions of this Agreement and the transactions contemplated herein.

          6.3 Capitalization. TEI's authorized capitalization consists of 100,000,000 shares of Common Stock authorized, of which 66,094,734 blank shares are issued and outstanding. All of said shares are validly issued and outstanding, fully paid and non-assessable, with a par value of $.001 per share. As of the date of this Agreement, there are 66,094,734 shares of common stock issued and outstanding and 20,000,000 shares of Convertible Preferred Stock, with a par value of $.001 per share, of which 83,300 shares are issued and outstanding.

          6.4 Financial Statements. TEI's balance sheet as of April 30, 1999, and statement of income for the twelve (12) months then ended, fairly present the consolidated financial position of TEI and the results of its operations as of the dates and for the periods involved, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since April 30, 1999, there has been no change in TEI's financial condition or results of operations which have not already been publicly announced which have been in the aggregate materially adverse.

          6.5 Information Kept Confidential By TEI. TEI and its officers, agents and representatives will hold in strict confidence all data and information obtain from the Shareholders or the Company or any of its officers, agents or representatives, whether pertaining to the financial condition, results of operation, methods of operation, or products of the Company or otherwise. If the transactions contemplated by this Agreement are not consummated at the Closing Date, TEI will return to the Shareholders or the Company all data, information and other written material with respect to the Company obtained by TEI in connection with the negotiation or consummation of this Agreement or other matters contemplated by this Agreement.

          6.6 No Breach or Default. The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which TEI is a party or by which it is bound.

          6.7 Stock of TEI to be Delivered. The shares of TEI stock to be delivered to the Shareholders pursuant to this Agreement will, when so delivered, be duly authorized, validly issued and outstanding, fully paid and non-assessable.

          6.8 Subsidiaries. Except as set forth in Schedule 6.8, TEI does not own, directly or indirectly, any debt (other than accounts and notes receivables arising in the ordinary course of business), equity or other interest in any other corporation, business trust, joint stock company, partnership, association or other business entity. The parties agree that TEI shall, prior to as soon as practicable after the Closing, cause to be transferred to its existing shareholders all of the shares of stock in Vertex, Inc. The Shareholders waive any and all rights to the shares of stock of Vertex, Inc.

          6.9 Financial Statements. Attached hereto as Schedule 6.9, and incorporated herein by this reference, are the following unaudited internally prepared financial statements: (i) a balance sheet of TEI as of January 31, 1999, together with the related Statement of Income and Retained Earnings for the twelve (12)-month period then ended; and (ii) a balance sheet of TEI as of January 31, 1999 (the "Balance Sheet Date"), together with the related Statement of Income and Retained Earnings for the approximate two (1)-month period then ended (the "Financial Statements"). The foregoing Financial Statements (which have not been prepared in accordance with generally accepted accounting principles, and, therefore, do not include footnote disclosures) have been prepared from the books and records of TEI on a consistent basis throughout the period indicated and on a basis consistent with the prior years. The Shareholders believe the Financial Statements to be accurate in all material respects except as stated in Schedule 6.9 and except for (a) failure to accrue vacation pay, (b) the failure to disclose deferred tax liabilities due to timing differences, and (c) the failure to capitalize leases.

          6.10 Absence of Certain Changes. Since the Balance Sheet Date, there has not occurred (a) any net material adverse change in the assets, liabilities, condition (financial or otherwise), business or prospects of TEI, (b) any damage, destruction or loss having a material adverse effect on the assets, condition (financial or otherwise), business or prospects of TEI, or (c) any event or condition, or threat thereof, which does, or reasonably might, have a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of TEI. Since said date, TEI has not directly or indirectly:

               (i)  Made any loan or advance to any person;

              (ii) Declared or paid any dividends on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock;

             (iii) Subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge;

              (iv) Sold, leased or otherwise transferred any of its assets other than in the ordinary course of business;

               (v) Entered into any agreements either outside the ordinary course of business or involving consideration given by TEI in amounts in excess of Five Thousand Dollars ($5,000.00), other than those described or referred to in schedules to this Agreement;
              (vi) Modified, amended or terminated any agreement, or waived or released any right, other than in the ordinary course of business or other than as contemplated by this Agreement;

             (vii) Incurred any obligation or liability for borrowed money, or incurred any other obligation or liability except in the ordinary course of business;

            (viii) Issued or sold or agreed to issue or sell any equity or debt securities;

              (ix) Increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of its officers or directors (except for payments of reimbursable expenses; or

               (x) Agreed to do any of the things described in the preceding clauses (i) through (ix).

          6.11 Accounts Receivable. Attached hereto as Schedule 6.11, and incorporated herein by this reference is a correct and complete aging of all accounts receivable of TEI as at the Balance Sheet Date. Such accounts receivable, as well as all accounts receivable of TEI arising between that date and the Closing Date, are and will be valid and enforceable, incurred in the ordinary course of business, and payable to and collectible in full by TEI, or its successor in interest, on demand when due without any set-off or counterclaim or any reduction (directly or indirectly) for any payment, credit or allowance made or given by reason of return of defective merchandise or otherwise and without suit or other collection efforts, except to the extent of reserves for bad accounts set up by TEI on its books and records in a manner consistent with the manner in which the reserve for such purpose reflected in the Financial Statements was established. The accounts receivable of TEI on the Closing Date will be the same as set forth in said schedule, except for additions and reductions thereof made in the ordinary course of business since the Closing Date.

          6.12 Inventory. Except as otherwise disclosed in this Agreement, TEI has good and marketable title to all of its inventories, free and clear of all liens (except to the extent of customer advances), leases, encumbrances, equities, conditional sales contracts, security interests, charges and restrictions (except for liens, if any, for personal property taxes not delinquent). All inventories reflected in the Financial Statements are based on quantities determined by physical inventories taken as of the Balance Sheet Date, valued at cost and on a basis consistent with that of prior practice. The values recorded in the Financial Statements for inventories of raw materials do not, to a material extent, include any obsolete or unsalable items.

          6.13 Tax Returns. Within the times and in the manner prescribed by law, TEI has filed all federal, state, local and foreign tax returns required by law. Such returns were correct and complete, and TEI has paid the taxes due and payable in connection therewith. The federal income tax returns of TEI have not been audited by the Internal Revenue Service.

          6.14 Contracts and Agreements. Attached hereto as Schedule 6.14, and incorporated herein by this reference, is a true and complete list of any and all indentures, contracts, agreements, and arrangements, written and oral, or other material obligations, if any, to which TEI is, as of the date of this Agreement, a party, or by which it is bound, except those contracts and agreements which involve less than One Thousand Dollars ($1,000.00) in consideration, and except for those referred to in Schedule 6.14 hereto. Upon request of the Company, TEI will deliver to the Company at the offices of TEI its copy of any one or more of such contracts or agreements. All of the agreements and contracts listed in Schedule 6.14, are valid and binding obligations of the parties thereto in accordance with their respective terms, and there are no liabilities of TEI or any other party thereto arising from any currently asserted breach or default, prior to the date of this Agreement, of any provision of any such contract or agreement by TEI, or such party, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a material breach or default by TEI or such party under any such contract or agreement or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of TEI or such party, except as otherwise stated in this Agreement. TEI is not a party to, nor are any of its assets bound by, any agreement which is materially adverse to its business, assets or condition (financial or otherwise).

          6.15 Real Property. Attached hereto as Schedule 6.15, and incorporated herein by this reference are: (i) a legal description of each parcel of real property leased to TEI; (ii) a list of all leases of real property under which TEI is either a lessee or lessor, including a list of lease expiration dates, options to renew and annual lease payments with respect thereto; (iii) a description of all buildings, fixtures and other improvements located on said real properties; and (iv) an indication of which of said real properties are used (listing the names of the stores located thereon), and which are not used in the conduct of TEI's business. There will be made available to the Company by TEI at its offices for examination correct and complete copies of all of the leases referred to in the preceding sentence. TEI has good and marketable title to all of the leaseholds described in Schedule 6.15, which leaseholds are free and clear of all mortgages, liens, encumbrances, leases, equities, claims, charges, easements, rights of way, covenants, conditions and restrictions, except for liens, if any, for property taxes not delinquent and except for such matters as are set forth in said Schedule (none of which matters interferes in any way with the present or intended use of any such real properties). As a whole, the buildings and improvements described in said
Schedule 6.15 and used in the conduct of TEI's business are in good operating condition and repair, and the operation thereof by TEI as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation which would render inoperable any of the stores operating on such properties. All of the leases listed in said Schedule 6.15 are valid and in full force and effect, and neither party thereto is currently assented to be, or is believed to be, in default thereunder, and there does not exist any event which with notice or lapse of time or both would constitute a default. No officer, director, shareholder or employee of TEI, nor any spouse, child or other relative thereof, directly or indirectly, owns any of the real properties described in said Schedule 6.15, except to the extent indicated therein.

          6.16 Tangible Personal Property. Attached hereto as Schedule 6.16, and incorporated herein by this reference, is a correct and complete list of tangible personal property prepared TEI (i) owned by, in the possession of or used in the business of TEI having an initial cost of more than One Thousand Dollars ($1,000.00) for each item and (ii) as to which any person other than TEI has any interest. Schedule 6.16 identifies such person and describes the circumstances under which such property is used and describes or refers to any agreement relating to the use thereof. All such property not owned entirely by TEI is in such condition that upon the return of such property in its present condition to its owner, TEI will have discharged all of its obligations to such owner. TEI has good and marketable title to all other properties used in its business, free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except as shown on Schedule 6.16. As a whole, the tangible personal property in the possession of or used in the business of TEI is in usable condition and repair and is fit for its intended purposes.

          6.17 Intangible Personal Property. TEI owns no patents, patent licenses, patent applications, trademarks, trademark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor. TEI has not heretofore infringed and is not now infringing upon any patent, trade name, trademark, copyright or trade secret belonging to any other person, and it has not engaged in and is not now engaging in any form of unfair competition. TEI holds adequate licenses or other rights to use all trademarks, trade names, copyrighted material, and other intangible personal property necessary to the conduct of its business as presently operated by it, and such use does not conflict with any rights of others. TEI has not received any notice of infringement or other complaint that its operations traverse or infringe the rights of others under patents, trademarks, trade names, copyrights or otherwise.

          6.18 Insurance. Attached hereto as Schedule 6.18, and incorporated herein by this reference, is a correct and complete list and description of all insurance policies owned by TEI, all of which are in full force and effect in the amounts set forth and described in said schedule in accordance with the terms of such policies. Such insurance policies cover TEI's properties and assets in amounts and against such losses and risks as are generally maintained for comparably situated businesses and properties. Upon the request of TEI, TEI will deliver to TEI at its offices a true copy of any of such insurance policies. Such insurance will be kept in full force and effect until the Closing Date.

          6.19 Labor, Benefit and Employment Agreements. Attached hereto as Schedule 6.19, and incorporated herein by this reference, is a correct and complete list of all current employment agreements, collective bargaining and other labor agreements, and pension, bonus, profit sharing, stock option, deferred compensation, stock purchase, retainer, consulting, retirement, welfare, incentive or fringe benefit plans or agreements to which TEI is a party or by which it is bound. No party to any such agreement or arrangement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or other would constitute such default. TEI will deliver to the Company at the offices of TEI upon request correct and complete copies of
(i) all of the agreements, plans and programs listed in said Schedule 6.19, (ii) any descriptive literature concerning any of such agreements, plans and programs which have been or are available for distribution to the employees of TEI,
(iii) all approvals of any of such agreements, plans or programs which have been obtained from the Internal Revenue Service, (iv) the most recent valuation and list of assets contained in any trust funds with respect to such agreements, plans and programs, (v) the most recent actuary report (including method of funding, actuarial assumptions and amounts of past service liability) with respect to any such agreements, plans and programs and (vi) copies of the latest reports, if any, prepared by TEI and filed with the United States Department of Labor. There is not pending or threatened any labor dispute, strike or work stoppage by Company's employees which may disrupt the continued operation of TEI.

          6.20      Employees, Officers and Directors.  Attached hereto as
Schedule 6.20, and incorporated herein by this reference, is a correct and complete list of all salaried employees of TEI whose current rate of remuneration (including wages and fringe benefits having ascertainable monetary value) from TEI in the aggregate is Ten Thousand Dollars ($10,000.00) or more per year; except as set forth in said Schedule 6.20, TEI has no information or facts indicating that any such employee intends to terminate his employment relationship with TEI. Schedule 6.20 also lists job titles and wage rates of all other employees of TEI. Said Schedule 6.20 also contains a correct and complete list of all commission salesmen and manufacturer's representatives of TEI, naming each and setting forth the gross salary and the commission paid to each in respect of the prior fiscal year of TEI, and the rate of salary and commission payable to each. Said Schedule 6.20 also contains a correct and complete list of all of the officers and directors of TEI and the rate of compensation payable to each such person in any and all capacities.

          6.21 Litigation. Except as set forth in Schedule 6.21, attached hereto and incorporated herein by this reference, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against or otherwise affecting TEI or any of its assets; except as set forth in said Schedule 6.21, no such action is pending or threatened against TEI or any of its shareholders, officers, directors or employees with respect to any matter arising out of the business of TEI or in connection with its affairs. To the best knowledge and belief of the TEI, no event or events have occurred which would give rise to an action described in this Section 6.21. Except as set forth in said Schedule 6.21, there will not result any material adverse change in the assets, liabilities, condition (financial or otherwise), business or prospects of TEI if any of the matters listed in said Schedule 6.21 is decided adversely to TEI or its interests. There will be furnished or made available to TEI upon request copies of all relevant court papers and other documents relating to the matters set forth in said Schedule 6.21. TEI is not presently engaged in or contemplating any legal action to recover claims for monies due to it or damages sustained by it except as indicated in said Schedule 6.21. TEI is not a party to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, except as set forth in said Schedule.

          6.22 Business Operation. TEI has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its businesses; such licenses, permits and other governmental authorizations are in full force and effect; and TEI is in all material respects complying therewith. TEI's business is currently being conducted in compliance with the laws of all jurisdictions and localities where such business is conducted and to the best of TEI's knowledge, there is not pending any legislation which would require TEI to alter the nature of its business or spend more than Ten Thousand Dollars ($10,000.00) on capital improvements or alterations.

          6.23 Accounts Payable. Attached hereto as Schedule 6.23 is a true and correct list of all accounts payable as of the Balance Sheet Date under which TEI is or will become obligated to pay setting forth the age of each account. Since the Balance Sheet Date, all of TEI's accounts payable are trade payables arising in the ordinary and usual course of its business.

          6.24 Indebtedness. No event has occurred which accelerates or which entitles, or would on notice or lapse of time or both entitle, the holder of any indebtedness of TEI to accelerate the maturity of any indebtedness or obligation of TEI, and there is no default under any promissory note given by TEI or under any mortgage, deed of trust or other encumbrance or charge to which any of the property of TEI is subject.

          6.25 Indebtedness to Officers, Directors and Share- holders. Except as set forth on Schedule 6.25, TEI is not indebted to any shareholder or to any officer or director of TEI or to their respective spouses, children or other blood relatives in any amount whatsoever other than for payment of salaries or other compensation for services rendered and reasonable travel expenses not delinquent. TEI currently is indebted to Mr. Paul Ebeling in the sum of Eight Nine Thousand One Hundred Seventy Three Dollars ($89,173.00). Provided that the proposed reorganization complies with the requirements of IRC
Section 368(a)(1)(B) as a tax-free reorganization, the obligation of TEI to Mr. Ebeling will be assumed by Vertex Corp. In the event that the proposed reorganization fails to comply with the requirements of IRC Section 368(a)(1)(B) as a tax-free exchange, the obligation of TEI to Mr. Ebeling will remain an obligation of TEI.

          6.26 Minute Books. The corporate minute books of TEI contain a record of all meetings of directors and shareholders for which written minutes were prepared. Consistent with its past practice, Bylaws and customs, TEI holds many meetings of directors and/or shareholders for which no formal minutes have been prepared.

          6.27      Violation of Other Instruments.  Except as set forth in
Schedule 6.27, incorporated herein by this reference, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any term or provision of or constitute a default, or an event which, with notice or lapse of time or both, would constitute a default, under the Articles of Incorporation or the Bylaws of TEI or under any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, instrument or other agreement to which TEI is a party or by which TEI or any of its properties is a party or constitute an event which would permit any party to any such agreement to terminate such agreement or to accelerate the maturity of any indebtedness or other obligation evidenced by or incurred pursuant to such agreement or result in the creation or imposition of any lien, charge or encumbrance upon any asset of TEI.

          6.28 Interest in Creditors. Except as set forth on Schedule 6.28, neither TEI nor any shareholder of TEI, has any direct or indirect material interest in any creditor, competitor, supplier (including lessors) or customer (including lessees) of TEI. For the purposes of this Section 6.28, no interest shall be considered material if it represents less than one percent (1%) of a class of the outstanding securities or interests of such creditor, competitor, supplier or customer or less than a one percent (1%) interest in the profits, losses or capital of such entity.

          6.29 Conformity to Law. None of the contracts described or referred to in the Schedules to this Agreement are in violation of any applicable provisions of federal, state or local law.

          6.30 Absence of Undisclosed Liabilities. Except to the extent reflected in the Schedules attached to this Agreement, TEI as of the date of this Agreement has no material liabilities or obligations of any nature, whether absolute or contingent, except those incurred since the Balance Sheet Date, in the ordinary course of business. Except as set forth in the Schedules to this Agreement, TEI has no knowledge of, or any reasonable basis upon which to anticipate, the assertion against TEI, as of the date hereof, of any material liability of any nature, or in any material amount, not fully reflected or reserved against it in the Financial Statements.

     7. Covenants and Agreements of TEI. In addition to its agreements elsewhere set forth in this Agreement, TEI covenants and agrees with the Shareholders as follows:

          7.1 Blue Sky Filing. If necessary, TEI will prepare and file with the Colorado State securities authorities an application and other necessary documents to register the sale of the TEI Common Stock being delivered to the Shareholders pursuant to Section 2.2 of this Agreement. TEI and its officers, agents and representatives will use their best efforts to cause the Colorado State securities authorities to declare effective the Blue Sky application in Colorado.

          7.2 Listing TEI Common Stock On NASDAQ Stock Exchanges. TEI will file the necessary additional listing applications and other documents required to list on the NASDAQ Exchange the TEI Common Stock being delivered to the Shareholders pursuant to Section 2.2 of this Agreement. TEI and its officers, agents and representatives will use their best efforts to cause the NASDAQ Exchange to approve the application as soon as practicable after the Closing Date.

          7.3 Information Learned By TEI. Any matter learned by TEI prior to the Closing relating to the Company or its business which is inconsistent with any warranty or representation contained in this Agreement shall be communicated to the Shareholders by TEI prior to the Closing so as to allow the Shareholders an opportunity to amend such representations and warranties to disclose such information. If the Shareholders, as is their right in such circumstance, so amend any representation and warranty prior to Closing, TEI may refuse to accept such amended warranty and representation and, therefore, shall then not be obligated to close hereunder.

          7.4 Return of Profits On TEI Stock Sales. TEI shall agree that all sales of stock by officers, directors and their family members and all other persons that may be subject to Section 16 of the 1934 Act and any person owning more than five percent of the stock of TEI and their affiliates between November 1, 1998 and the Closing Date shall be subject to review and that profits derived shall be contributed to TEI at the Closing. TEI shall make full disclosure of all sales and purchases of TEI stock at the Closing by such persons.

          7.5  Lock-Up Provisions of TEI Stock.   TEI and the Shareholders
agree to a "lock up" provision regarding the shares of stock to be issued in this transaction such that shares of common stock received by the Shareholders, TEI's present officers and directors, their respective insiders and their affiliates in this transaction shall not be disposed for a period of one (1)
year following the Closing Date.   However, in the event that TEI shall cause a
registration statement to be filed, TEI shall cause all shares to be issued to the Shareholders to be "piggybacked " along with the shares to be registered in a registration Statement.

     8. Conditions Precedent to TEI's Obligation to Close. The obligation of TEI hereunder to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by TEI in writing):

          8.1  Representations, Warranties and Covenants.

               (a) Except as may otherwise be permitted by this Agreement, all representations and warranties of the Shareholders contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date. Schedules or amended Schedules attached hereto shall likewise be true and correct as of the Closing Date, except for changes permitted by the provisions of this Agreement;

               (b) The Shareholders shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date;

               (c) TEI shall not have discovered any material error, misstatement or omission in any of the Schedules, amended Schedules, representations or warranties, or any material failure to perform or satisfy any such covenants or conditions;

               (d) There shall have been delivered to TEI on the Closing Date a certificate in the form attached as Exhibit "B" signed by each Shareholder confirming the matters set forth in subparagraphs (a) and (b) above and such other certificates and documents as TEI may reasonably request consistent with the terms of this Agreement;

               (e) During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition or results of operations or prospects of the Company, and it shall not have sustained any loss or damage to its properties, whether or not insured, which in the aggregate adversely affects its ability to conduct its business; and TEI shall have received a certificate in the form of Exhibit "B" dated the Closing Date, signed by each shareholder to the forgoing effect and to the further effect that any liabilities of the Company at the Closing Date which were not reflected on the Balance Sheets contained in the Financial Statements are only liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date, none of which was incurred in violation or contravention of any provisions of this Agreement.

          8.2 Opinion of Counsel. The Shareholders will have furnished TEI with the legal opinion of legal counsel, selected by the Shareholders, dated the Closing Date and in form and substance satisfactory to TEI and TEI's counsel, to the effect that:

               (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of California, and it has all requisite power to own its assets and conduct its business as it is now being conducted. Such opinion shall list each jurisdiction where the Company is duly qualified to do business and is in good standing and state that counsel is not aware that the Company does intrastate business in any other jurisdiction, and has no knowledge of any notification from any governmental body or agency that the Company should be qualified to do intrastate business in any other jurisdiction;

               (b) The authorization and outstanding capitalization of the Company is as set forth in Section 4.2. All of the issued and outstanding shares of capital stock of the Company have been authorized, validly issued and are fully paid and non-assessable and the shares of Company Common Stock to be delivered to TEI at the Closing are owned of record and beneficially by the Shareholders free and clear of any voting trust or other arrangements, liens, charges, encumbrances, equities, security interests, pledges, restrictions and community property interests whatever;

               (c) The consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any indenture, deed of trust, mortgage or loan agreement to which it is a party or by which it is bound. Counsel is unaware of any facts which would indicate that the consummation or said transactions will accelerate any commitment or obligation of the Company or result in the creation of any lien or encumbrance upon any asset or property of the Company;

               (d) To the best of such counsel's knowledge, the Company has good and marketable title to all of its assets and properties (including those described in the Schedules to this Agreement), free and clear of all liens, charges, encumbrances, equities, security interests, chattel mortgages, conditional sales agreements, pledges and restrictions, except as set forth in this Agreement or in the Schedules hereto. All consents and other agreements required for transfer and assignment to TEI of Company Common Stock to be transferred hereunder have been obtained;

               (e) No consent, approval, authorization or order of any governmental agency or body or of any court not obtained and in effect on the Closing Date is required for the consummation by the Shareholders of the transactions contemplated by this Agreement;

               (f) This Agreement has been duly and validly authorized, executed and delivered by the Shareholders and the Company, is a valid and binding agreement of the Shareholders and the Company (except as the same may be limited by bankruptcy and insolvency laws and other similar laws affecting the rights of creditors generally) enforceable in accordance with its terms, and no further corporate action or proceedings whatsoever ar required to authorize the transactions contemplated herein;

               (g) The certificates of stock and endorsements thereon or stock powers delivered by the Shareholders to TEI under this Agreement are sufficient to transfer to TEI all of the issued and outstanding Company Common Stock; and

               (h) Except as set forth in the Schedules, such counsel has no knowledge of, nor any reason to believe, that there is any action, suit or proceeding pending or threatened before any court or governmental agency or body or which is pending or threatened by any public body, agency or authority against the Company.

          8.3 Absence of Litigation. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the acquisition by TEI of the stock to be transferred hereunder, the result of which could prevent or make illegal the consummation of such acquisition or which could be adverse to the business of the Company or TEI.

          8.4 Obtaining of Consent. All necessary agreements and consents of any parties to any of the transfer of the Company Common Stock to TEI or to any other part of the transactions contemplated hereby shall have been obtained by the Shareholders and the Company.

          8.5  Covenants Not To Compete.  RESERVED.

          8.6 Approval of Documentation. The form and substance of all opinions, certificates, instruments of transfer and all other documents hereunder, shall be satisfactory in all reasonable respects to TEI's counsel.

          8.7 Consents. The consents of all parties to all contracts, leases, licenses, or franchise agreements to which Company or TEI is a party, which TEI reasonably believes are necessary to obtain in for the lessees or franchisees thereunder to continue to enjoy the rights and privileges under such contracts or leases after the Closing Date, shall have been obtained and such consents shall be in form and substance satisfactory to TEI and its counsel.

          8.8 Receipt of Common Stock. TEI shall have received at the Closing certificates or other documents acceptable to TEI representing all of the Company Common Stock outstanding on the Closing Date and such certificates shall not contain on their face or otherwise any restrictive legends or conditions other than of the type referred to in Section 2.1 of this Agreement.

          8.9 Receipt and Approval of Schedules. TEI shall have received on or before the Closing Date each Schedule to this Agreement (or waived in writing its right to receive any one or more of such Schedules) and the contents of each Schedule so received shall meet with the express approval of TEI.

     9. Conditions Precedent to the Shareholders' Obligation to Close. The obligation of the Shareholders hereunder to consummate the transactions contemplated by this Agreement is expressly subject to the satisfaction on or prior to the Closing Date of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part in writing by the Shareholders).

          9.1 Representations, Warranties and Covenants. All representations, covenants and warranties of TEI contained in this Agreement shall be true and correct as of the Closing Date (except as contemplated by this Agreement), and TEI shall have performed and satisfied all covenants and conditions of this Agreement to be performed or satisfied by TEI at or prior to the Closing Date.

          9.2 Opinion of Counsel. TEI shall have furnished the Shareholders with the legal opinion, dated the Closing Date, of its counsel in form and substance satisfactory to the Shareholders and their counsel, to the effect that:

               (a) TEI is a corporation duly organized and validly existing and in good standing under the laws of Colorado, and has all necessary corporate power to execute, deliver and perform its obligations under this Agreement;

               (b) TEI has obtained all necessary authorizations and approvals of its Board of Directors for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement is a valid and binding agreement of TEI in accordance with its terms (except as the same may be limited by bankruptcy and insolvency laws and other similar laws affecting the rights of creditors generally);

               (c) The TEI stock to be issued to the Shareholders pursuant to this Agreement, will, when issued pursuant to this Agreement and qualification by the requisite Blue Sky authorities, be authorized, validly issued, fully paid and non-assessable.

          9.3 Approval of Documentation. The form and substance of all opinions, certificates, exhibits, instruments of transfer and other documents hereunder shall be satisfactory in all reasonable respects to the Shareholders. the Company and their counsel.

          9.4 Absence of Litigation. No action or proceedings shall have been instituted prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority pertaining to the acquisition by TEI of the stock to be transferred hereunder to TEI, the results of which could prevent or make illegal the consummation of such acquisition or which could be adverse to the business of the Company or TEI.

          9.5 Approval of Documentation. The form and substance of all opinions, certificates, instruments of transfer and all other documents hereunder shall be satisfactory in all reasonable respects to Company's counsel.

          9.6 Consents. The consents of all parties to all contracts, leases, licenses or franchise agreements to which the Company is a party which are reasonably necessary to obtain in order for the Company to continue to enjoy the rights and privileges under such contracts, leases, licenses and franchise agreements after the Closing Date, shall have been obtained and such consents shall be in form and substance satisfactory to Company and its counsel.

          9.7 Receipt of Common Stock. Shareholders shall have received at the Closing certificates or other documents acceptable to them representing the shares of TEI Common Stock in conformity with the representations, warranties, covenants and agreement of TEI. Such certificates shall contain such restrictive legends and/or conditions as may be required by applicable law on their face or otherwise.

     10.  Shareholder Acquiring Stock of TEI for Investment Purposes.  RESERVED.

     11. Finders' and Brokers' Fees. Except as set forth on Schedule 11, each of the parties to this Agreement represents that he, she or it has not dealt with any broker or finder or any other person who may claim entitlement to a broker's or finder's fee, commission or similar compensation in connection with any of the transactions contemplated by this Agreement, and that, insofar as he, she or it knows, or his, her or its dealings or negotiations are concerned, no finder, broker or other person is entitled to any finder's fee, broker's fee, commission or similar compensation in connection with any of such transactions. Each of the parties to this Agreement agrees to indemnify and hold harmless any other party against any liability, damage, cost or expense incurred by reason of breach of the representation and warranty contained in the first sentence of this Section 11.

     12.  Survival of Representations and Indemnification.

          12.1 Survival. All statements contained in any Exhibit, Schedule, amended Schedule, document, certificate or other instrument delivered by or on behalf of any party hereto, or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties made pursuant to this Agreement by such party. All representations and warranties made pursuant to this Agreement and all agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement and any investigations made by or on behalf of any of the parties until one (1) year after the date of Closing, one of the parties has given notice to the other of a claim for indemnification pursuant to this Section 12 in which case the representation or warranty claimed to have been breached shall survive until resolution of the claim; provided, however, any tax liability arising for a period ending on or prior to July 31, 1999, is the responsibility of the Shareholders, without limitation hereunder, for the period of the applicable Internal Revenue Service statute of limitations. However, as to any such adjustments representing timing differences, to the extent the impact in the next four (4) succeeding years produces a related tax benefit, the Shareholders will not be responsible for said additional liability (excluding penalties and interest).

          12.2 Indemnification By TEI. TEI agrees to indemnify each Shareholder and hold him harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities (including reasonable attorneys' fees) in excess of Fifty Thousand Dollars ($50,000.00) which such Shareholder may incur or may suffer by reason of (i) any breach of or failure by TEI to perform any of its warranties, guarantees, commitments or covenants in its Agreement or (ii) any act or omission of TEI which constitutes a breach or default hereunder.

          12.3 Indemnification By the Shareholders. Each Shareholder, jointly and severally, agrees to indemnify TEI and hold it harmless against and in respect of any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys' fees) in excess of Fifty Thousand Dollars ($50,000.00) which TEI may incur or suffer by reason of any breach of or failure by he, she or them to perform any of the Shareholders' warranties, guarantees, commitments, covenants or agreements set forth in this Agreement. Consummation of the transactions hereunder shall not be deemed or construed to be a waiver of any right or remedy of Shareholders, notwithstanding any facts which TEI knows or should have known at the time of the Closing.

     13. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be deemed to have been given if placed in the United States mail, registered or certified, postage prepaid, or if personally delivered, addressed as follows:

          If to the Shareholders:
          c/o Terry A. Ickowicz, Esq.
          Laski & Gordon, LLP
          2049 Century Park East, Suite 760
          Los Angeles, Ca. 90067

          And one copy to each of the other Shareholders at such addresses as is specified, if any, below their signature.

          If to the Company:
          c/o Terry A. Ickowicz, Esq.
          Laski & Gordon, LLP
          2049 Century Park East, Suite 760
          Los Angeles, Ca. 90067

          With a copy to:
          Terry A. Ickowicz, Esq.
          Laski & Gordon, LLP
          2049 Century Park East, Suite 760
          Los Angeles, Ca. 90067

          If to TEI:
          Mr. Kevin Welsh
          136 South Palm Drive
          Suite 105
          Beverly Hills, Ca. 90212

          With a copy to:
          Warren Soloski, Esq.
          11300 West Olympic Blvd., Suite 800
          Los Angeles, Ca. 90064

Each of the foregoing shall be entitled to specify a different address by giving written notice as aforesaid to the other.

     14. Entire Agreement; Modification; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements (except those contemplated hereunder), understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or agreements among the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), not shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     15. Extension of Closing Date. At any time prior to the Closing Date, the parties hereto may, by written agreement extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other document delivered pursuant to this Agreement and waive compliance with any of the covenants or agreements of the other parties contained in this Agreement.

     16. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

     17. Exhibits. Notwithstanding that the parties hereto agree that the Exhibits, Schedules, amended Schedules and other documents referred to in this Agreement are an integral part of this Agreement, this Agreement is being executed when all of the Exhibits, Schedules and amended Schedules have not been prepared and attached hereto. It is the intention of the parties and it is hereby agreed that TEI shall not be obligated to consummate this Agreement unless and until (i) they have received from the Company each of the Schedules to this Agreement (or waived in writing their right to receive any one or more of such Schedules), and (ii) the contents of such Schedules meet with the express approval of TEI.

     18. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors, assigns and legal representatives.

     19. Parties In Interest. Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof given any entity any right of subrogation against or action over or against any party.

     20. Governing Law. This Agreement shall be construed under and shall be deemed governed by the laws of the State of Colorado. Venue shall reside in the jurisdiction within which TEI maintains its principal business location.

     21. Attorney's Fees. In the event any party is required to employ attorneys to enforce the provisions of this Agreement, as part of any judgment entered hereon, the court shall award the prevailing party reasonable attorneys' fees.

     22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement, including, but not limited to, press releases and other public announcements, shall be jointly planned and coordinated by and among the parties hereto. None of the parties hereto shall act unilaterally in this regard without the prior approval of the other parties, which approval shall not be unreasonably withheld.

     IN WITNESS WHEREOF, TEI and the Company, pursuant to authority given by their respective Boards of Directors, have caused this Agreement to be entered into and signed in their respective corporate names by duly authorized officers and their corporate seals to be hereunto affixed, and each Shareholder has signed this Agreement, all on the date and year hereinabove first set forth.

                              Satellite Link Communications, Inc.
                              a California Corporation


                           By:
                              Nancy Ruffing, President


                           By:
                              Nabil Bader, Secretary

                              Tridon Enterprises, Inc.,
                              a Colorado corporation


                           By:
                              Kevin Welch, Acting Chief Executive
                              Officer

                              SHAREHOLDERS

                              EF INVESTMENT TRUST



                              Melvin L, Weiss



                              Nabil Bader



                              Nancy Ruffing, President


                              5th Avenue Investment Trust III



                              Larry Rothman, Trustee




                              Terry A. Ickowicz

                  SCHEDULES OF THE COMPANY

SCHEDULE NUMBER                         ITEM

4.3                                Subsidiaries

4.4                                Financial Statements

4.6                                Accounts Receivable

4.9                                Contracts and Agreements

4.10                               Real Property

4.11                               Tangible Personal Property

4.13                               Insurance

4.14                               Labor, Benefit and
                                   Employment Agreements

4.15                               Employees, Officers and
                                   Directors

                                   Litigation
4.16                               Accounts Payable

4.24                               Violation of Other Instruments

4.25                               Interest in Creditors

11                                 Finders' and Brokers' Fees

                      SCHEDULES OF TEI

SCHEDULE NUMBER                           ITEM

  6.8                                Subsidiaries

  6.9                                Financial Statements

  6.11                               Accounts Receivable

  6.14                               Contracts and Agreements

  6.15                               Real Property

  6.16                               Tangible Personal Property

  6.18                               Insurance

  6.19                               Labor, Benefit and
                                     Employment Agreements

  6.20                               Employees, Officers and
                                     Directors

  6.21                               Litigation

  6.23                               Accounts Payable

  6.25                               Indebtedness to Officers,
                                     Directors and Shareholders
  6.27                               Violation of Other
                                     Instruments

  6.28                               Interest in Creditors

 11                                  Finders' and Brokers' Fees